Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

          In connection with the Annual Report of Big 5 Corp. (the “Company”) on Form 10-K for the period ending December 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven G. Miller, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Steven G. Miller

Steven G. Miller
President and Chief Executive Officer
March 29, 2004

A signed original of this written statement required by Section 906 has been provided to Big 5 Corp. and will be retained by Big 5 Corp. and furnished to the Securities and Exchange Commission or its staff upon request.